UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 23, 2006

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of in Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement.

Acuity Brands, Inc. (the “Company”) maintains a Long-Term Incentive Plan (the “Plan”) for the benefit of officers and other key management personnel and a Management Compensation and Incentive Plan (the “Incentive Plan”) pursuant to which the Company’s executive officers may receive cash bonuses upon the achievement of certain target performance measures established by the Company’s Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

On August 23, 2006, the Compensation Committee adopted (1) plan rules for potential equity awards to be earned by executive officers for performance during fiscal year 2007 under the Plan and (2) plan rules for potential cash bonuses to be earned by executive officers for fiscal year 2007 under the Incentive Plan. A copy of the plan rules for the Plan and the Incentive Plan are attached hereto as Exhibits 99.1 and 99.2, respectively and are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

99.1	Acuity Brands, Inc. Long-Term Incentive Plan Fiscal Year 2007 Plan Rules for Executive Officers.

99.2	Acuity Brands, Inc. Management Compensation and Incentive Plan Fiscal Year 2007 Plan Rules for Executive Officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 29, 2006

ACUITY BRANDS, INC.

By:	/s/ Richard K. Reece
Richard K. Reece
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Acuity Brands, Inc. Long-Term Incentive Plan Fiscal Year 2007 Plan Rules for Executive Officers.

99.2	Acuity Brands, Inc. Management Compensation and Incentive Plan Fiscal Year 2007 Plan Rules for Executive Officers.